                            ADMINISTRATION AGREEMENT

         AGREEMENT made as of ________, 2000, by and between MERCURY ASSET
MANAGEMENT FUNDS, INC., a Maryland corporation (hereinafter referred to as the
"Corporation") on behalf of its series, MERCURY SELECT GROWTH FUND (hereinafter referred to as the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, (hereinafter referred to as the "Administrator").

                              W I T N E S S E T H:

         WHEREAS, the Corporation is engaged in business as an open-end management investment company registered under the Investment Company Act of
1940, as amended (hereinafter referred to as the "Investment Company Act"); and

         WHEREAS, the Board of Directors of the Corporation (the "Directors") is
authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

         WHEREAS, the Directors have established and designated the Fund as a series of the Corporation; and

         WHEREAS, the Corporation desires to retain the Administrator to provide management and administrative services to the Fund in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Administrator is willing to provide management and administrative services to the Fund on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation and the Administrator hereby agree as follows:

                                    ARTICLE I
                           DUTIES OF THE ADMINISTRATOR

         (a) Employment of Administrator. The Corporation hereby employs the
Administrator to act as a manager and administrator of the Fund, and to furnish, or arrange for affiliates to furnish, the management and administrative services described below, subject to review by and the overall control of the Directors, for the period and on the terms and conditions set forth in this Agreement. The
Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the
Corporation or the Fund in any way or otherwise be deemed agents of the
Corporation or the Fund.

         (b) Management Services. The Administrator shall perform (or arrange for the performance by its affiliates of) the management and administrative services necessary for the operation of the Corporation and the Fund including administering shareholder accounts and handling shareholder relations. The
Administrator shall provide the Corporation and the Fund with office space, facilities, equipment and necessary personnel and such other services as the
Administrator, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this
Agreement. The Administrator shall also, on behalf of the Corporation and the
Fund, conduct relations with custodians, depositories, transfer agents,

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dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation and the Fund as it shall determine to be desirable.

                                   ARTICLE II
                       ALLOCATION OF CHARGES AND EXPENSES

         (a) The Administrator. The Administrator assumes and shall pay, or cause its affiliate to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof. The Administrator shall pay, or cause its affiliate to pay, the compensation of all officers of the Corporation and the Directors who are affiliated persons of the Administrator or of an affiliate of the Administrator.

         (b) The Corporation. The Corporation assumes and shall pay or cause to be paid all other expenses of the Corporation and the Fund, out of the assets of the Fund and based on the Fund's allocable share of such expenses (except for the expenses paid by Mercury Funds Distributor, a division of Princeton Funds
Distributor, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange
Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and

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actual out-of-pocket expenses of Directors who are not affiliated persons of the
Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non- recurring expenses, and other expenses properly payable by the Corporation or the Fund. It is also understood that the Corporation shall reimburse the Administrator for its costs in providing accounting services to the Corporation and the Fund. The
Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of shares of common stock in the Fund.

                                   ARTICLE III
                        COMPENSATION OF THE ADMINISTRATOR

         Administrative Fees. For the services rendered, the facilities furnished and expenses assumed by the Administrator, the Fund shall pay to the
Administrator at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the prospectus and statement of additional information of the Fund, at the annual rate of 0.25% of the average daily net assets of the Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share of the
Fund as of the last

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business day prior to such suspension shall for this purpose be deemed to be the net asset value per share of the Fund at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                  LIMITATION OF LIABILITY OF THE ADMINISTRATOR

         The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Corporation and the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the
Corporation or the Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                    ARTICLE V
                         ACTIVITIES OF THE ADMINISTRATOR

         The services of the Administrator to the Corporation and the Fund are
not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Corporation and the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Corporation or the Fund as shareholders or otherwise.

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                                   ARTICLE VI
                   DURATION AND TERMINATION OF THIS AGREEMENT

         This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors and (ii) a majority of those
Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, with respect to the Fund by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, or by the
Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII
                          AMENDMENTS OF THIS AGREEMENT

         This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                          DEFINITIONS OF CERTAIN TERMS

         The terms "vote of majority of the outstanding voting securities,"
"assignment," "affiliated person" and "interested person," when used in this
Agreement, shall have the respective meanings specified in the Investment
Company Act and the Rules and Regulations promulgated thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange
Commission under said Act.

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                                   ARTICLE IX
                                  GOVERNING LAW

         This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment
Company Act, the latter shall control.

                                    ARTICLE X
                      LIMITATION OF OBLIGATION OF THE FUND

         The obligations of the Fund hereunder shall be limited to the assets of the Fund, shall be separate from the obligations of each other series of the
Corporation, and the Fund shall not be liable for the obligations of any other series of the Corporation.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.

                                    MERCURY ASSET MANAGEMENT FUNDS, INC.
                                      on behalf of Mercury Select Growth Fund

                                    By:
                                        --------------------------------------
                                           Name:
                                           Title:

                                    FUND ASSET MANAGEMENT, L.P.

                                    By:  PRINCETON SERVICES, INC.,
                                         ITS GENERAL PARTNER

                                    By:
                                        --------------------------------------
                                            Name:
                                            Title:

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